UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  March 30, 2018

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
001-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

(a)
On March 30, 2018, a subsidiary of NextEra Energy Partners, LP (NEP) (the seller) entered into a purchase and sale agreement with Canada Pension Plan Investment Board (the purchaser). Pursuant to the terms of the purchase and sale agreement, the purchaser agreed to acquire NextEra Energy Canada Partners Holdings, ULC, a NEP subsidiary that indirectly owns interests in four wind generation facilities and two solar generation facilities located in Ontario, Canada with a generating capacity totaling approximately 396 megawatts.

The purchase and sale agreement contains customary representations, warranties and covenants by the parties. The parties are obligated, subject to certain limitations, to indemnify the other for certain customary and other specified matters, including breaches of representations and warranties, nonfulfillment or breaches of covenants and for certain liabilities and third-party claims.
NEP expects the sale to close during the second quarter of 2018 for a total consideration of approximately CAD $741 million (USD $574 million at March 30, 2018), subject to certain adjustments, plus the assumption by the purchaser of approximately CAD $889 million (USD $689 million at March 30, 2018) in existing debt. The transaction is subject to the receipt of regulatory approvals and satisfaction of customary closing conditions. Post closing, an affiliate of NextEra Energy Resources, LLC (NEER) expects to operate all of the generation facilities included in the purchase and sale agreement for a period of at least ten years. In connection with NEER operating the generation facilities, NEP expects to receive an aggregate O&M origination fee from NEER of approximately CAD $1.25 million per year.
The foregoing description of the purchase and sale agreement is qualified in its entirety by reference to the purchase and sale agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

(b)
On April 2, 2018, a subsidiary of NEP entered into a foreign exchange forward transaction letter agreement (the forward agreement) with Citibank, N.A. NEP entered into the forward agreement to manage foreign currency exchange rate risk associated with the cash consideration NEP expects to receive upon closing of the purchase and sale agreement discussed above. The forward agreement, which is designed to hedge fluctuation in the exchange rate for U.S. dollars to Canadian dollars, has a notional amount of CAD $741 million and a settlement rate of 1.291449.

The foregoing description of the forward agreement is qualified in its entirety by reference to the trade confirmation dated April 2, 2018, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Description
2.1	Purchase and Sale Agreement by and between NextEra Energy Operating Partners, LP and Canada Pension Plan Investment Board dated as of March 30, 2018
10.1	Trade Confirmation between NextEra Energy Operating Partners, LP and CitiBank N.A. dated April 2, 2018
____________________
Schedules attached to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. NEP will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 4, 2018

NextEra Energy Partners, LP
(Registrant)

TERRELL KIRK CREWS, II
Terrell Kirk Crews, II Controller and Chief Accounting Officer

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